                                                       Exhibit 99.1

   PAMELA TURBEVILLE NAMED CEO OF NAVISTAR FINANCIAL CORPORATION

      WARRENVILLE,  Il. - February 11, 2004 - Pamela J.  Turbeville
has been named senior vice  president and chief  executive  officer of Navistar  Financial  Corporation,  the  financial  subsidiary of
Navistar International Corporation (NYSE:NAV).
      Turbeville,  53,  had been  senior  vice  president  of human resources and  administration  for  Navistar's  operating  company,
International  Truck and  Engine  Corporation  since she joined the company in 1998.  She succeeds  Phyllis E. Cochran,  who last month was  named  head of parts  operations  at  International  Truck and
Engine Corporation.
      Prior to  joining  Navistar,  Turbeville  served  in  various capacities  for a number of  respected  companies,  including  W.R.
Grace   and   Company,    Northern   Telecom   and   Johns-Manville
Corporation.  At those companies,  she held senior-level  positions in human  resources,  finance  and  administration  with  worldwide responsibility.
      Turbeville  has a  master's  of  business  administration  in finance  from the  University  of Denver  in 1983,  a  master's  of science  degree in  environmental  science from the  University  of
Texas  at  Dallas  in  1976  and a  bachelor's  degree  in  college education and family and consumer  sciences from the  University of
Arizona  in  1972.  In  addition,  she  is a 1989  graduate  of the
Stanford Executive Program.
      Navistar International  Corporation (NYSE: NAV) is the parent
company  of  International  Truck  and  Engine   Corporation.   The
company produces International® brand commercial trucks,  mid-range diesel  engines and IC brand  school  buses and is a private  label designer and  manufacturer  of diesel engines for the pickup truck, van and SUV  markets.  With the  broadest  distribution  network in
North  America,  the company also provides  financing for customers and  dealers.  Additionally,  through  a joint  venture  with  Ford
Motor  Company,  the company  builds medium  commercial  trucks and
sells   truck  and  diesel   engine   service   parts.   Additional
information is available at www.internationaldelivers.com.

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